Exhibit 99.1

Contacts:
Tom Ward	317-685-7330	Investors
Nicole Kennon	704-804-1960	Media

simon property group announces

offering of euro-denominated notes

INDIANAPOLIS, June 9, 2026 — Simon Property Group, L.P., a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations (the “Company”), today announced that its indirect subsidiary, Simon Global Development B.V., incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) registered with the Dutch Trade Register of the Chamber of Commerce (the “Issuer”), has agreed to sell €500,000,000 principal amount of its 3.650% unsecured notes due 2031 (the “Notes”) in an offering to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be fully and unconditionally guaranteed by the Company. This offering is expected to close on June 15, 2026, subject to customary closing conditions. The Notes are expected to be admitted on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market.

The Company currently expects to use the net proceeds from the offering for general corporate purposes.

The Notes to be offered have not been, and will not be, registered under the Securities Act or applicable state or other securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release has been prepared on the basis that any offer of the securities in any Member State of the European Economic Area (“EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”), from the requirement to publish a prospectus for offers of securities and in the United Kingdom will be made pursuant to an exception to the prohibition on public offers under the Public Offers and Admissions to Trading Regulations 2024.

In the United Kingdom, this press release is only being distributed to, and is only directed at, persons (i) that are “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iii) to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This press release is directed only at Relevant Persons and must not be acted on or relied upon by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties, and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry and the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at the Company’s properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on the Company to the extent impacting its tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at the Company’s properties; the availability of comprehensive insurance coverage; security breaches that could compromise the Company’s information technology or infrastructure; changes in market rates of interest; the Company’s international activities subjecting it to risks that are different from or greater than those associated with the Company’s domestic operations, including changes in foreign exchange rates; the impact of the Company’s substantial indebtedness on its future operations, including covenants in the governing agreements that impose restrictions on it that may affect the Company’s ability to operate freely; any disruption in the financial markets that may adversely affect the Company’s ability to access capital for growth and satisfy its ongoing debt service requirements; any change in the Company’s credit rating or outlook; the Company’s continued ability to maintain Company’s status as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to the Company’s joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on the Company’s business, financial condition, results of operations, cash flows and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC.  The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.